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                                                                 EXHIBIT 3.1(C)

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                     AMENDED CERTIFICATE OF INCORPORATION
                                      OF
                             GENERAL MEDICAL INC.

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                    Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware

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    General Medical Inc., a Delaware corporation (hereinafter called the
  "Corporation"), does hereby certify as follows:

    FIRST: The Amended Certificate of Incorporation is hereby supplemented by the succeeding paragraph to follow Paragraph EIGHTH:

      "NINTH: The Corporation hereby elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware pursuant to
    Section 203(b)(3) therein."

    SECOND: The foregoing amendment was duly adopted in accordance with
  Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 13th day of November, 1996.

                                          General Medical Inc.

                                          By:
                                             /s/ Steven B. Nielsen
                                             ----------------------------------
                                          NAME: STEVEN B. NIELSEN
                                          TITLE:CHIEF EXECUTIVE OFFICER,
                                          PRESIDENT & CHAIRMAN